SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2003

Hurry, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-21486 (Commission File Number)	58-2037452 (IRS Employer Identification No.)

Post Office Box K

Ellijay, Georgia 30540

(Address of Principal Executive Offices)

(706) 636-1060

(Registrant’s telephone number, including area code)

Item 5. Other Events

In connection with a liquidating distribution to shareholders, on August 26, 2003, Hurry, Inc. (the “Company”) distributed the letter attached as Exhibit 99.1 to shareholders of record as of the close of business on August 25, 2003.

In addition, on August 15, 2003, the Company issued the press release attached as Exhibit 99.2 related to the aforementioned distribution.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

Exhibit No.	Description

99.1	August 26, 2003 Letter to Shareholders.

99.2	Press Release dated August 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HURRY, INC. (Registrant)

Date: August 25, 2003	By:	/s/ Harry A. Blazer
Name: Harry A. Blazer Title: Chairman, President and Chief Executive Officer